Exhibit 99.2

NEWS FOR IMMEDIATE RELEASE

CROSS COUNTRY HEALTHCARE ANNOUNCES FOURTH QUARTER AND YEAR-END
2007 EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

BOCA RATON, Fla. – February 1, 2008 – Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its fourth quarter and year-end 2007 financial results on Tuesday, March 4, 2008, at 10:00 a.m. Eastern Time. The Company intends to distribute its earnings press release after the close of business on Monday, March 3, 2008.

This call will be webcast live by CCBN/Thomson Financial and can be accessed at the Company’s website at www.crosscountryhealthcare.com or by dialing 877-915-2768 from anywhere in the U.S. or by dialing 210-234-0002 from non-U.S. locations – Passcode: Cross Country. A replay of the webcast will be available from March 4th through March 18th. A replay of the conference call will be available by telephone from approximately noon Eastern Time on March 4th until March 18th by calling 866-457-5505 from anywhere in the U.S. or 203-369-1279 from non-U.S. locations.

The webcast will also be distributed over Thomson Financial’s Investor Distribution Network to both institutional and individual investors. Investors can listen to the call through Thomson Financial's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in Thomson Financial's Individual Investor Network. Institutional investors can access the call via Thomson Financial/CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

Cross Country Healthcare, Inc. is a leading provider of nurse and allied staffing services in the United States, a provider of clinical trials services to global pharmaceutical and biotechnology customers, as well as a provider of other human capital management services focused on healthcare. The Company has a national client base of approximately 4,000 hospitals, pharmaceutical and biotechnology companies, and other healthcare organizations. Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register at the corporate website to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

For further information, please contact:

Howard A. Goldman

Director/Investor & Corporate Relations

Phone: 877-686-9779

Email: hgoldman@crosscountry.com

6551 Park of Commerce Blvd., Boca Raton, FL 33487

Tel: (800) 347-2264 Fax: (561) 998-8533 www.crosscountry.com